EXHIBIT 99.1

Newtek Business Services Earns $ .11 in Q4

Three Key Operating Segments Profitable for Year

Highlights for 2006:

-Revenues from our three major operating segments (Electronic Payment Processing, Web Hosting and SBA Lending) increased 23% to $66.7 million dollars.

-Pretax Net Income from major operating segments increased 21% to 7 million dollars.

-The company is cash flow positive ($1.8 million dollars) for the first time since becoming a public company.

-Capco segments revenue decreased by 55% to 17 million dollars.

- Prepaid $7,000,000 of the $8,000,000 note payable to TICC which was incurred in 2005 in conjunction with the purchase of CrystalTech Web Hosting, Inc.

-Filed a patent covering the Newtracker™ referral system with the United States Patent Office.

New York, N.Y. – March 22, 2007 – Newtek Business Services, Inc. (NASDAQ: NEWT) (www.newtekbusinessservices.com), a direct distributor to the small to medium sized business market announced today that is has reported earnings for the fourth quarter of 2006. Newtek reported revenues of $29.8 million, net income of $3.9 million and earnings of $.11 per share for the fourth quarter of 2006.

CEO and Chairman Barry Sloane said, “We are pleased with our annual results for 2006. For the first time in our company’s history we are cash flow positive from operations. This marks an important step in our development as a platform for developing and marketing business services and financial products and services aimed at the small-and medium-sized business mark. Although we will continue to manage the CAPCO business and make additional qualified investments, we do not see any CAPCO’s that the company will create or programs that it will participate in the foreseeable future. Our EBITDA from our three primary business segments has grown from $12.4 million dollars in 2005 to $15.2 million in 2006.1 This represents a 23% increase over 2005. Our revenues in Electronic Payment Processing and Web Hosting segments grew in excess of 27% per year from 2005 to 2006. We have business customer accounts in excess of 75,000 and are adding approximately 2,200 new clients every month.”

Mr. Sloane continued: “We have $43 million in cash on our balance sheet as of 12/31/06 and have a book value per share of $2.45. 2007 will be a year to grow our company to scale so that we can become the entity that small to medium sized businesses come to for most of their business and financial service needs. We have forecasted our financial results for 2007 and included them in this release. We will discuss in our conference call today our transition away from the CAPCO model and provide a financial forecast of our operating businesses with a focus on cash flow from operations from our core operating businesses.

Newtek has posted a PowerPoint presentation on its website, www.newtekbusinessservices.com which will help investors follow along at the shareholder conference call scheduled for 4:15 p.m. today, March 22, 2007.

The conference call will be accessible via a toll free number by dialing 1-866-383-8009 and providing the pass code 95154873. Listeners are encouraged to ask any questions that they may have during the call. The conference call will also be broadcast over the internet through Newtek’s website at www.newtekbusinessservices.com. To listen to the call live, please go to Newtek’s website approximately 15 minutes prior to the call to download any audio software

[1]	The EBITDA calculation excludes interest on the General Electric debt facility which finances SBA loans.

which may be necessary. For those who miss the live broadcast, a replay will be available on the website approximately one hour after the call. The online archive of the web cast will be available for ninety days following the call.

About Newtek Business Services, Inc.

Newtek Business Services, Inc. is a direct distributor to the small to medium-sized business market under the Newtek TM brand. According to the U.S. Small Business Administration, there are over 25.8 million small businesses in the United States, which in total represent 99.7% of all employer firms, generate 60 – 80% of all new jobs annually and create more than 50% of non-farm private GDP. Since 1999, Newtek has helped these business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses. Newtek focuses on providing its 75,000 business accounts with access to financial, management and technological resources that enable them to better grow and compete in today’s marketplace. Newtek’s products and services include:

•	Business Lending: Business loans to start up, acquire, or expand a business
•	Electronic Payment Processing: Credit card, debit card, check conversion, and ACH solutions
•	Insurance Services: Nationwide commercial and personal lines of insurance
•	Outsourced Digital Bookkeeping: Bookkeeping and recordkeeping at a fraction of the cost of in-house staff
•	Web Hosting: Full service web host including domain registration and online shopping cart tools
•	Web Design and Development: Customized web design and development services for a powerful web presence
•	Tax Preparation and Advisory Services: Expert tax planning and consultation for your business
•	Data Backup, Storage and Retrieval: Fast, secure, off-site data backup, storage and retrieval
•	Business Plan Preparation: Professional business plan assistance providing a roadmap for success
•	Payroll: Payroll management processing and employee tax filing

For more information, go to www.newtekbusinessservices.com.

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov.

Contacts:

Newtek Business Services

Barry Sloane

Chairman of the Board & CEO

212-356-9500

bsloane@newtekbusinessservices.com

NEWTEK BUSINESS SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004
(In Thousands)
	2006	2005	2004
Revenue:
Electronic payment processing	$43,341	$31,128	$18,131
Income from tax credits	15,607	36,669	33,565
Web hosting	13,535	10,627	4,428
Interest income	6,237	4,844	3,834
Premium income	3,023	4,409	4,533
Servicing fee	1,932	1,950	1,717
Insurance commissions	916	1,203	560
Other income	3,314	5,040	3,412

Total revenue	87,905	95,870	70,180

Expenses:
Electronic payment processing costs	31,125	22,928	12,842
Consulting, payroll and benefits	16,986	16,184	10,843
Interest	16,281	15,997	14,039
Professional fees	6,302	7,802	5,183
Depreciation and amortization	6,148	4,508	2,459
Insurance	3,316	3,117	2,818
Provision for loan losses	405	2,258	205
Goodwill impairment	—	878	—
Other than temporary decline in value of investments	—	395	—
Other general and administrative costs	10,986	8,626	5,599

Total expenses	91,549	82,693	53,988

(Loss) income from continuing operations before minority interest and benefit (provision) for income tax	(3,644)	13,177	16,192
Minority interest	435	792	890

(Loss) income from continuing operations before benefit (provision) for income taxes	(3,209)	13,969	17,082
Benefit (provision) for income taxes	581	(6,548)	(6,467)

(Loss) income from continuing operations	(2,628)	7,421	10,615
Discontinued operations, net of taxes (Note 3)	508	306	—

Net (loss) income	$(2,120)	$7,727	$10,615

Weighted average common shares outstanding
Basic	34,875	34,241	30,068
Diluted	34,875	34,280	30,379
(Loss) income per share from continuing operations before discontinued operations
Basic and diluted	$(0.08)	$0.22	$0.35
Income per share from discontinued operations, net of tax
Basic and diluted	0.02	0.01	—

Basic and diluted earnings per share	$(0.06)	$0.23	$0.35

NEWTEK BUSINESS SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2006 AND 2005
(In Thousands, except for Per Share Data)

	2006	2005
ASSETS
Cash and cash equivalents	$26,685	$23,940
Restricted cash	11,275	20,067
Certificates of Deposit	—	4,000
U.S. Treasury Notes	5,016	4,449
Marketable securities	—	10,350
Asset held for sale	1,530	—
Credits in lieu of cash	106,425	109,475
SBA loans held for investment
(net of reserve for loan losses of $2,332 and $2,304 respectively)	27,746	32,028
Accounts receivable (net of allowance of $23 and $50, respectively)	1,568	2,109
SBA loans held for sale	1,786	1,155
Accrued interest receivable	519	416
Investments in qualified businesses—cost method investments	542	150
Investments in qualified businesses—held to maturity debt investments	5,301	3,596
Prepaid and structured insurance	17,497	20,323
Prepaid expenses and other assets (net of accumulated amortization of deferred financing costs of $832 and $805, respectively)	7,682	7,036
Servicing asset (net of accumulated amortization and allowances of $2,081 and $952, respectively)	2,991	3,197
Fixed assets (net of accumulated depreciation and amortization of $4,065 and $2,302, respectively)	4,458	6,587
Intangible assets (net of accumulated amortization of $5,919 and $3,460, respectively)	9,141	6,697
Goodwill	10,575	9,438

Total assets	$240,737	$265,013

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$8,509	$10,313
Notes payable	10,651	23,077
Bank notes payable	16,391	21,287
Deferred revenue	2,761	1,459
Notes payable in credits in lieu of cash	86,332	92,048
Deferred tax liability	24,428	24,271

Total liabilities	149,072	172,455

Minority interest	4,596	5,033

Commitments and contingencies
Shareholders’ equity
Preferred stock (par value $0.02 per share; authorized 1,000 shares, no shares issued and outstanding)	—	—
Common stock (par value $0.02 per share; authorized 54,000 shares, issued and outstanding 35,479 and 34,809 not including 583 shares held in escrow and 473 held by an affiliate)	710	696
Additional paid-in capital	54,949	53,737
Unearned compensation	—	(492)
Retained earnings	31,464	33,584
Treasury stock, at cost (32 shares in December 2006)	(54)	—

Total shareholders’ equity	87,069	87,525

Total liabilities and shareholders’ equity	$240,737	$265,013

2007 Segment Guidance First Quarter

(In millions of dollars except E.P.S. guidance)

	Revenue	Pretax Net Income	EBITDA
Electronic Payment Processing	11.8-12.0	0.6-0.7	1.1 -1.2
Web Hosting	3.8-3.9	0.8-0.9	1.6 -1.7
SBA Lending	2.1-2.1	(0.4)-(0.3)	0.4 -0.5
CAPCO	1.6-1.7	(4.0)-(4.0)
All Other	0.9-1.0	(0.9)-(0.8)
Corporate Activities	1.2-1.2	(1.5)-(1.5)
Interco Eliminations	(1.1)-(1.1)
Total	20.3-20.8	(5.4)-(5.0)

2007 Segment Guidance Second Quarter

(In millions of dollars except E.P.S. guidance)

	Revenue	Pretax Net Income	EBITDA
Electronic Payment Processing	12.9-13.0	0.7-0.8	1.2 -1.3
Web Hosting	3.9-4.0	0.9-1.0	1.8-1.9
SBA Lending	2.8-2.8	0.2-0.3	1.1-1.2
CAPCO	1.6-1.7	(4.0)-(4.0)
All Other	1.0-1.1	(0.9)-(0.8)
Corporate Activities	1.2-1.3	(1.5)-(1.5)
Interco Eliminations	(1.1)-(1.1)
Total	22.3-22.8	(4.6)-(4.2)

2007 Segment Guidance Third Quarter

(In millions of dollars except for E.P.S. guidance)

	Revenue	Pretax Net Income	EBITDA
Electronic Payment Processing	13.8-13.9	0.8-0.9	1.2-1.3
Web Hosting	4.0-4.1	0.9-1.0	1.8-1.9
SBA Lending	2.5-2.6	(0.1)-0.0	0.8-0.9
CAPCO	1.6-1.7	(4.0)-(4.0)
All Other	1.1-1.2	(0.8)-(0.7)
Corporate Activities	1.2-1.2	(1.5)-(1.5)
Interco Eliminations	(1.1)-(1.1)
Total	23.1-23.6	(4.7)-(4.3)

2007 Segment Guidance Fourth Quarter

(In millions of dollars except E.P.S. guidance)

	Revenue	Pretax Net Income	EBITDA
Electronic Payment Processing	14.9-15.0	0.9-1.0	1.3-1.4
Web Hosting	4.1-4.2	1.0-1.1	1.9-2.0
SBA Lending	2.9-3.0	0.3-0.5	1.2-1.4
CAPCO	1.6-1.7	(4.0)-(4.0)
All Other	1.2-1.3	(0.8)-(0.7)
Corporate Activities	1.2-1.2	(1.5)-(1.5)
Interco Eliminations	(1.1)-(1.1)
Total	24.8-25.3	(4.1)-(3.6)

2007 Annual Segment Guidance

(In millions of dollars except for E.P.S. guidance)

	Revenue	Pretax Net Income	EBITDA
Electronic Payment Processing	53.4-53.9	3.0-3.4	4.8-5.2
Web Hosting	15.8-16.2	3.6-4.0	7.1-7.5
SBA Lending	10.3-10.5	0.0-0.5	3.5-4.0
CAPCO	6.4-6.8	(16.0-(16.0)
All Other	4.2-4.6	(3.4)-(3.0)
Corporate Activities	4.8-4.9	(6.0)-(6.0)
Interco Eliminations	(4.4)-(4.4)
Total	90.5-92.5	(18.8)-(17.1)
After Tax Net Income		(11.8)-(10.8)
E.P.S Guidance (per share)		(.33)-(.30)

NEWTEK BUSINESS SERVICES INC. AND SUBSIDIARIES

Cash Flows from operating activates by Segment – Estimated

For the year ended December 31, 2007 (In millions)

SBA Lending	Electronic Payment Processing		Web Hosting		All Other		Corporate Activities			Total Business Services Segment		CAPCO Segment		Eliminations		Total
$10.5 $10.0	$ $	53.9 50.5	$ $	16.2 12.2	$ $	4.6 7.6	$ $	4.8 10.8	Net Revenue Total Expenses	$ $	90.0 91.1	$ $	6.8 22.8	$ $	(4.4) (4.4)	$ $	92.4 109.5
$0.5		$2.0		$2.4		$(1.8)		$(3.6)	Net Income		$(0.5)		$(9.6)		-		$(10.1)
									Non Cash
—		—		—		—		—	Income From Tax Credits		—		$(5.3)		—		$(5.3)
$1.6		$1.8		$3.3		$0.3		$0.2	Depreciation and Amortization		$7.2		$0.1		—		$7.3
—		—		—		—		—	Accretion of interest expense		—		$11.8		—		$11.8
—		$1.4		$1.6		$(1.2)		$(2.4)	Deferred Income Taxes		$(0.6)		$(6.4)		—		$(7.0)
$0.7		—		—		—		—	Provision for loan losses		$0.7		—		—		$0.7
$(1.1)		—		—		—		—	Capitalization of servicing assets		$(1.1)		—		—		$(1.1)
—		—		—		—		—	Other Non Cash –net		—		—		—		—
									Change in assets and liabilities
—		—		—		—		—	Proceeds from sale of SBA loans over originations		—		—		—		—
—		—		—		—		—	Prepaid Insurance		—		$3.0		—		$3.0
—		—		—		$0.7		—	Other Net		$0.7		—		—		$0.7
$1.7		$5.2		$7.3		$(2.0)		$(5.8)	Net cash provided / (used in) operations		$6.4		$(6.4)		—		$0.0